Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our reports dated February 23, 2023, relating to the consolidated financial statements of LKQ Corporation and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
September 1, 2023